MassRoots Sponsoring 420 Rally in Denver this Weekend; Partners with Uber to Help Stop Smoking and Driving

DENVER, April 16, 2015 -- MassRoots (OTCQB: MSRT), one of the largest and most active social networks for the cannabis community, is pleased to announce that it is the headline sponsor of the 420 Rally being held at Civic Center Park in Downtown Denver on April 18 and 19, 2015. The 420 Rally is a free music and cultural festival celebrating the first anniversary of adult-use marijuana sales. The event is free and open to the public, features shows from Rick Ross and Devin the Dude, and event organizers are expecting attendance of between 150,000 - 250,000 cannabis enthusiasts.

"The week of 4/20 is the cannabis industry's Christmas season and presents a prime opportunity for MassRoots to rapidly expand its user base," stated MassRoots CEO Isaac Dietrich. "Hundreds of businesses are competing to sponsor the Cannabis Cup this weekend; rather than being one of hundreds, we chose to be the headline sponsor of the 420 Rally and throw a free music festival to give back to our users and the cannabis community as a whole."

Additionally, MassRoots and Uber are teaming up to help stop smoking and driving. Our friends over at Uber are providing $20 off a ride for new Uber users who ride responsibly to the 4/20 Rally by using the code, "MassRoots."

As the headline sponsor, MassRoots will be officially powering the event and will be represented on all branding, signage, and content for the Rally. MassRoots will also have a two-story tent in the middle of Civic Center Park where attendees can find live performances, glass artists, and free food for MassRoots users who show their profiles.

For more information, please visit corporate.massroots.com.

About MassRoots

MassRoots is one of the largest and most active communities of cannabis consumers with 275,000 registered users. It is proud to be affiliated with the leading organizations in the cannabis industry, including the ArcView Group and National Cannabis Industry Association. MassRoots has been covered by Fortune, BBC, Cannabist, New York Times and Business Insider. For more information, please visit Corporate.MassRoots.com.

This information does not constitute an offer to sell or a solicitation of an offer to buy securities or assets of MassRoots. All information presented herein with respect to the existing business and the historical operating results of MassRoots and estimates and projections as to future operations are based on materials prepared by the management of MassRoots and involve significant elements of subjective judgment and analysis which may or may not be correct. While the information provided herein is believed to be accurate and reliable, MassRoots makes no representations or warranties, expressed or implied, as to the accuracy or completeness of such information. In furnishing this information, MassRoots reserves the right to amend or replace some or all of the information herein at any time and undertakes no obligation to provide the recipient with access to any additional information. Nothing contained herein is or should be relied upon as a promise or representation as to the future.

Forward-Looking Statements:

Certain matters discussed in this announcement contain statements, estimates and projections about the growth of MassRoots' advertising business and our related advertising strategy. Such statements, estimates and projections may constitute forward-looking statements within the meaning of the federal securities laws. Important factors that could cause our actual results to differ materially from those anticipated by the statements made herein include, among others, the success of our advertising initiatives, the continued growth and engagement of our user base, and unforeseen technical or other problems or issues that could affect the performance of our products or our business. Further information on our risk factors is contained in our filings with the SEC, including our Registration Statement on Form S-1 filed with the SEC on August 26, 2014. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them.  Any forward-looking statement made by us herein speaks only as of the date on which it is made. MassRoots undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The recipient of this information is cautioned not to place undue reliance on forward-looking statements.